UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.     )
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ENCORE WIRE CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ENCORE WIRE CORPORATION
1329 Millwood Road
McKinney, Texas 75069
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 4, 2010
NOTICE is hereby given that the annual meeting of stockholders of Encore Wire Corporation (the “Company”) will be held on Tuesday, May 4, 2010, at 9:00 a.m., local time, at the Company’s corporate offices at 1329 Millwood Road, McKinney, Texas 75069, for the following purposes:
1.	To elect a Board of Directors for the ensuing year;

2.	To consider and vote upon a proposal to approve the Encore Wire Corporation 2010 Stock Option Plan;

3.	To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2010; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on March 15, 2010 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this Notice. The Company’s 2009 Annual Report, containing a record of the Company’s activities and consolidated financial statements for the year ended December 31, 2009, is also enclosed.
Dated: March 23, 2010
By Order of the Board of Directors
FRANK J. BILBAN
Secretary
YOUR VOTE IS IMPORTANT.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU DO ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROMPT RETURN OF PROXIES WILL INSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.

ENCORE WIRE CORPORATION
1329 Millwood Road
McKinney, Texas 75069
PROXY STATEMENT
For Annual Meeting of Stockholders
To be Held on May 4, 2010
GENERAL
The accompanying proxy is solicited by the Board of Directors (the “Board” or the “Board of Directors”) of Encore Wire Corporation (the “Company” or “Encore Wire” or “Encore”) for use at the annual meeting of stockholders of the Company to be held at the time and place and for the purposes set forth in the foregoing notice. The approximate date on which this proxy statement and the accompanying proxy are first being sent to stockholders is March 29, 2010.
The cost of soliciting proxies will be borne by the Company. The Company may use certain of its officers and employees (who will receive no special compensation therefor) to solicit proxies in person or by telephone, facsimile, telegraph or similar means.
Proxies
Shares entitled to vote and represented by a proxy in the accompanying form duly signed, dated and returned to the Company and not revoked, will be voted at the meeting in accordance with the directions given. If no direction is given, such shares will be voted for the election of the nominees for directors named in the accompanying form of proxy and in favor of the other proposals set forth in the notice. Any stockholder returning a proxy may revoke it at any time before it has been exercised by giving written notice of such revocation to the Secretary of the Company, by filing with the Company a proxy bearing a subsequent date or by voting in person at the meeting.
Voting Procedures and Tabulation
The Company will appoint one or more inspectors of election to conduct the voting at the meeting. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each share, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law. The inspectors will tabulate the number of votes cast for or withheld as to the vote on each nominee for director and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to the proposal to approve the Encore Wire Corporation 2010 Stock Option Plan (the “2010 Stock Option Plan”) and the proposal to ratify the appointment of the auditors.
Quorum and Voting Requirements
A majority of shares of the outstanding common stock, par value $0.01 per share (“Common Stock”), present in person or by proxy, is necessary to constitute a quorum. Abstentions are counted as present at the meeting for purposes of determining whether a quorum exists. Broker non-votes only count towards quorum if at least one proposal on the proxy is considered a routine matter under New York Stock Exchange (“NYSE”) Rule 452. A broker non-vote occurs when a broker or other nominee returns a proxy but does not vote on a particular proposal because the broker or nominee does not have authority to vote on that particular item and has not received voting instructions from the beneficial owner. Under NYSE Rule 452, brokers have the authority to vote such shares on routine matters, but not on non-routine matters. Routine matters include the proposal to ratify the appointment of the auditors, but do not include the election of directors and the proposal to approve the 2010 Stock Option Plan.
The only voting security of the Company outstanding is its Common Stock. Only the holders of record of shares of Common Stock at the close of business on March 15, 2010, the record date for the meeting, are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof. On the record date, there were 23,159,052 shares of Common Stock outstanding and entitled to be voted at the meeting. Each share of Common Stock is entitled to one vote.
Election of Directors. Directors are elected by a plurality of the votes of the shares of Common Stock present or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the nominees receiving the highest number of votes cast for the number of positions to be filled will be elected. Cumulative voting is not permitted. Therefore, the six nominees who receive the most votes will be elected. Beginning with stockholder meetings held on or after January 1, 2010, New York Stock Exchange Rule 452 prohibits brokers from casting discretionary votes in any election of directors. Under Delaware law and the Company’s Certificate of Incorporation and Bylaws, abstentions and broker non-votes will have no effect on voting on the election of directors, provided a quorum is present. A broker non-vote or other limited proxy as to the election of directors will not be counted towards a meeting quorum.
Approval of the 2010 Stock Option Plan. The proposal to approve the 2010 Stock Option Plan must be approved by a vote of a majority of the holders of shares of Common Stock having voting power present in person or represented by proxy. An abstention with respect to such proposal will therefore effectively count as a vote against the proposal. Approval of the 2010 Stock Option Plan is a non-routine matter upon which brokers do not have authority to cast discretionary votes. Therefore, a broker non-vote or other limited proxy will not be considered a part of the voting power with respect to such proposal. This has the effect of reducing the number of stockholder votes required to approve the 2010 Stock Option Plan. Additionally, a broker non-vote or other limited proxy as to approval of the 2010 Stock Option Plan will not be counted towards a meeting quorum.
Ratification of Appointment of Independent Auditors. The proposal to ratify the appointment of auditors must be approved by a vote of a majority of the holders of shares of Common Stock having voting power present in person or represented by proxy. An abstention with respect to such proposal will therefore effectively count as a vote against the proposal. Ratification of the appointment of the Company’s independent auditors is a routine matter to which a broker has authority to cast discretionary votes if the broker has not received voting instructions from the beneficial owner of such shares at least ten days before the annual meeting. Broker discretionary votes as to the proposal to ratify the appointment of independent auditors will be counted towards a meeting quorum and will be considered a part of the voting power with respect to such proposal.
PROPOSAL ONE
ELECTION OF DIRECTORS
The business and affairs of the Company are managed by the Board of Directors, which exercises all corporate powers of the Company and establishes broad corporate policies. The Bylaws of the Company provide for a minimum of five directors, with such number of directors to be fixed by the Board of Directors from time to time. The Board of Directors has fixed at six the number of directors that will constitute the full Board of Directors. Therefore, six directors will be elected at the annual meeting.
All duly submitted and unrevoked proxies will be voted for the nominees for director selected by the Board of Directors, except where authorization to vote is withheld. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to vote for another person designated by the Board. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified.
The nominees of the Board for directors of the Company are named below. Each of the nominees has consented to serve as a director if elected. The table below sets forth certain information with respect to the nominees, including the ages of the nominees as of the date of the annual meeting of stockholders and their business experience. All of the nominees are presently directors of the Company. With the exception of John H. Wilson, all of the nominees have served continuously as directors since the date of their first election or appointment to the Board. Mr. Wilson served as a director of the Company from April 1989 until May 1993 and was re-elected to the Board in May 1994.

Donald E. Courtney, age 79, Director since 1989.	Mr. Courtney has been President and Chairman of the Board of Directors of Investech, Ltd., which is a private importing firm, since 1994. Mr. Courtney is also currently Chairman of Tempo Lighting, Inc., Chairman of MDinTouch, Inc. and serves on the board of International Model & Talent Assoc., Inc. Mr. Courtney was selected as nominee to serve as a director of the Company due to his valuable insight and experience in management of publicly traded companies gained while serving as Chairman, President and Chief Executive Officer of SOI Industries, Inc. from 1984 to 1994 and serving as Chairman and Chief Executive Officer of Magnetech Corp from 1987 to 1994.

Thomas L. Cunningham, age 67, Director since May 2003.	Mr. Cunningham has been self-employed as a Certified Public Accountant since January 1997 and for other earlier interim periods in 1991-92. As part of his CPA practice, Mr. Cunningham is currently licensed as a financial advisor under NASD Series 24, 7, 63, and 65 by H. D. Vest Financial Services, a nonbank subsidiary of Wells Fargo. From 1993 through 1996, Mr. Cunningham worked as a senior equity research analyst covering special situations with William K. Woodruff Incorporated and Rauscher Pierce Refsnes Inc. (now RBC Dain Rauscher). Mr. Cunningham served over 28 years at Ernst & Young LLP (and predecessor firms) where he withdrew as a partner in September 1991. From May 2003 through December 2008, Mr. Cunningham served as a director and Chairman of the Audit Committee of Healthaxis Inc., and from December 1991 through October 2003 was a director and Chairman of the Audit Committee of Bluebonnet Savings Bank FSB, Dallas, Texas. Bluebonnet was voluntarily liquidated as a profitable savings bank in October 2003. Beginning March 2008, Mr. Cunningham began serving as a director of Equity Bank, SSB, Dallas, Texas. He was elected Chairman of Equity Bank on July 1, 2008. He resigned all positions with Equity Bank SSB on October 7, 2009. Mr. Cunningham was selected as nominee to serve as a director of the Company due to his knowledge and understanding of finance and banking and his extensive background in public accounting and auditing.

Daniel L. Jones, age 46, Director since May 1994.	Mr. Jones has held the title of President and Chief Executive Officer of the Company since February 2006. He performed the duties of the Chief Executive Officer in an interim capacity from May 2005 to February 2006. From May 1998 until February 2006, Mr. Jones was President and Chief Operating Officer of the Company. He previously held the positions of Chief Operating Officer from October 1997 until May 1998, Executive Vice President from May 1997 to October 1997, Vice President-Sales and Marketing from 1992 to May 1997, after serving as Director of Sales since joining the Company in November 1989. Mr. Jones was selected as nominee to serve as a director of the Company due to his depth of knowledge of the Company, including its strategies, operations, supply sources and markets, his extensive knowledge of the building wire industry and his past and present positions with the Company.

William R. Thomas III age 38, Director since May 2007.	Mr. Thomas became Assistant Vice President at Capital Southwest Corporation, a publicly-traded venture capital investment company, in July 2008. He performed the duties of Investment Associate at Capital Southwest since July 2006. From 2004 to 2006, Mr. Thomas earned his M.B.A. from Harvard Business School. During a portion of his time at Harvard, Mr. Thomas served as a consultant at Investor Group Services, a consulting firm serving private equity clients. From 1993 through 2004, Mr. Thomas served in the U.S. Air Force, reaching the rank of Major. During his time in the Air Force, Mr. Thomas served in contract and logistics management positions in the Air Mobility Command and as chief pilot of an Air Force Airlift Group. Mr. Thomas was selected as nominee to serve as a director of the Company due to his experience serving on the boards of seven other privately-held companies and three nonprofit entities in various positions including treasurer, compliance officer and compensation committee chair. Mr. Thomas brings to the Board his expertise in assisting portfolio companies in acquisition analysis, new product development planning and strategic planning efforts.

Scott D. Weaver, age 51, Director since May 2002.	Mr. Weaver has served as Vice President of Western Refining, Inc., a public refining and marketing company located in El Paso, Texas, since December 31, 2007. He has been a Director of Western Refining, Inc. since 2005. From August 2009 to January 2010, Mr. Weaver served as interim Treasurer of Western Refining. From August 2005 to December 2007, Mr. Weaver served as Chief Administrative Officer of Western Refining and from June 2000 to August 2005, Mr. Weaver served as Chief Financial Officer of Western Refining. From 1993 until June 2000, Mr. Weaver was the Vice President-Finance, Treasurer and Secretary of Encore Wire. Mr. Weaver also serves as a director of Wellington Insurance Company, a privately held insurance company. Mr. Weaver was selected as nominee to serve as a director of the Company due to his valuable knowledge of the building wire industry and familiarity with the Company gained while serving as an officer of the Company and his extensive knowledge of finance and public accounting.

John H. Wilson, age 67, Director from 1989 until May 1993 and since May 1994.	Mr. Wilson has been President of U.S. Equity Corporation, a venture capital firm, since 1983. Mr. Wilson is currently a director of Capital Southwest Corporation and Palm Harbor Homes, Inc., a manufactured housing company. Mr. Wilson was selected as nominee to serve as a director of the Company due to his extensive experience over 45 years serving as either an executive or an investor in numerous companies in industries ranging from banking, insurance, manufacturing, communications, health and transportation.
The Board of Directors previously created the honorary position of chairman emeritus and had designated Vincent A. Rego the chairman emeritus of the Company, in recognition of his extraordinary contributions to the Company which he co-founded in 1989, and to the entire electrical wire and cable industry since the 1950s. Mr. Rego served as chairman emeritus until his death on October 7, 2009, during which time he was invited and had the right to attend and observe all meetings of the Board of Directors.
There are no family relationships between any of the nominees or between any of the nominees and any director or executive officer of the Company. Mr. Wilson was originally elected to the Board of Directors of the Company pursuant to the terms of an investment purchase agreement entered into in connection with the formation of the Company in 1989. The director election provisions of the agreement were terminated in connection with the Company’s initial public offering in 1992.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE NOMINEES SET FORTH ABOVE.

CORPORATE GOVERNANCE AND OTHER BOARD MATTERS
Board Independence
The Board has determined that each of the following directors and director nominees is “independent” as defined by Rule 5605(a)(2) of the listing standards of the NASDAQ Stock Market (“NASDAQ”):
Thomas L. Cunningham
William R. Thomas III
Scott D. Weaver
John H. Wilson
The Board has determined that each of the current members of the Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee and Stock Option Committee of the Board of Directors is “independent” within the rules set forth in the listing standards of NASDAQ. In assessing the director independence standards, the Board considered that Scott Weaver was employed by the Company from 1993 until June 2000. The Board concluded, based on all the facts and circumstances, that this past relationship with the Company does not affect Mr. Weaver’s independence as a director under NASDAQ’s independence definition. However, Mr. Weaver’s past employment with the Company disqualifies him as an “outside director” for the purposes of Rule 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).
Board Structure and Committee Composition
As of the date of this proxy statement, the Board has six directors and the following four committees: Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee and Stock Option Committee. The membership and function of each committee is described below. The Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee each operate under a written charter adopted by the Board of Directors. A current copy of each charter is available under the “Investors” section of the Company’s website at www.encorewire.com.
During the Company’s calendar year ended December 31, 2009, the Board of Directors held a total of four meetings. Each director attended at least 75% of the aggregate of such meetings held during the period in which such director served. Each director attended at least 75% of the meetings held by all committees on which such director served. Directors are encouraged to attend annual meetings of the stockholders of the Company. Each director attended the 2009 annual meeting of the stockholders of the Company.
Board Leadership Structure
The Board of Directors does not have a formal policy with respect to whether the Chief Executive Officer should also serve as Chairman of the Board. The Board makes this decision based on its evaluation of the circumstances in existence and the specific needs of the Company and the Board at any time it is considering either or both roles.
Currently, Daniel L. Jones serves as the Chief Executive Officer of the Company. The Board has not elected a Chairman of the Board. The Board believes that its current Board leadership structure is appropriate for the Company, because it gives each director an equal stake in the Board’s actions and equal accountability to the Company and its stockholders. The Board believes this leadership structure has enhanced the Board’s oversight of and independence from management, the ability of the Board to carry out its roles and responsibilities on behalf of the Company’s stockholders, and the Company’s overall corporate governance.
Risk Oversight
The Board of Directors oversees the Company’s risk management, satisfying itself that the Company’s risk management practices are consistent with its corporate strategy and are functioning appropriately. The Board does not have a separate risk committee, but instead believes that the entire Board is responsible for overseeing the Company’s risk management.

The Board conducts certain risk oversight activities through its committees. The Audit Committee oversees the Company’s compliance risk, including reviewing reports of the Company’s compliance with the Sarbanes-Oxley Act. The Nominating and Corporate Governance Committee’s role in risk oversight includes recommending director candidates who have appropriate experience that will enable them to provide competent oversight over the Company’s material risks. The Compensation Committee monitors the risks to which the Company’s compensation policies and practices could subject the Company.
The Board helps ensure that management is properly focused on risk by, among other things, reviewing and discussing the performance of senior management and conducting succession planning for key leadership positions at the Company. In addition to regular reports from each of the Board’s committees, the Board receives regular reports from the Company’s management on the Company’s most material risks and the degree of its exposure to those risks.
Audit Committee
The current members of the Audit Committee are Scott D. Weaver (Chairman), Thomas L. Cunningham and John H. Wilson, each of whom meet the independence requirements of the applicable NASDAQ and Securities and Exchange Commission (“SEC”) rules. The same individuals served as members of the Audit Committee during 2009. The Audit Committee met seven times during 2009. The role of the Audit Committee is to review, with the Company’s auditors, the scope of the audit procedures to be applied in the conduct of the annual audit as well as the results of the annual audit. The Audit Committee works closely with management as well as the Company’s independent auditors. A current copy of the Audit Committee Charter is available under the “Investors” section of the Company’s website at www.encorewire.com.
The Board has determined that Scott D. Weaver, Thomas L. Cunningham and John H. Wilson are the “audit committee financial experts” of the Company, as defined in the rules established by the NASDAQ and the SEC.
Nominating and Corporate Governance Committee
The current members of the Nominating and Corporate Governance Committee are John H. Wilson (Chairman), Scott D. Weaver, Thomas L. Cunningham, and William R. Thomas III. The current members of the Nominating and Corporate Governance Committee served as members of the Nominating and Corporate Governance Committee during 2009. The Nominating and Corporate Governance Committee met one time in 2009. The Nominating and Corporate Governance Committee assists the Board by identifying individuals qualified to become Board members, advises the Board concerning Board membership, leads the Board in an annual review of Board performance, and recommends director nominees to the Board. A current copy of the Nominating and Corporate Governance Committee Charter is available under the “Investors” section of the Company’s website at www.encorewire.com.
Compensation Committee
The current members of the Compensation Committee are John H. Wilson (Chairman), Scott D. Weaver, Thomas L. Cunningham, and William R. Thomas III. The current members of the Compensation Committee served as members of the Compensation Committee during 2009. The Compensation Committee met two times during 2009. The role of the Compensation Committee is to review the performance of officers, including those officers who are also members of the Board, and to set their compensation. The Compensation Committee also supervises and administers all compensation and benefit policies, practices and plans of the Company, except that the Stock Option Committee will administer the 2010 Stock Option Plan, if approved by the stockholders. A current copy of the Compensation Committee Charter is available under the “Investors” section of the Company’s website at www.encorewire.com.
Stock Option Committee
The current members of the Stock Option Committee are John H. Wilson (Chairman), Thomas L. Cunningham and William R. Thomas III. Each of the members of the Stock Option Committee qualifies as a “non-employee director” as that term is defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director” as that term is defined under Section 162(m) of the Internal Revenue

Code. The Board of Directors established the Stock Option Committee on February 15, 2010. The role of the Stock Option Committee is to administer the proposed 2010 Stock Option Plan and to ensure that stock options granted thereunder satisfy the exception to the $1 million deduction limitation under Section 162(m) under the Internal Revenue Code.
Consideration of Director Nominees
Stockholder nominees
The policy of the Nominating and Corporate Governance Committee is to consider properly submitted nominations for candidates for membership on the Board, as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Nominating and Corporate Governance Committee shall address the membership criteria adopted by the Board as described below in “Director Qualifications.” Any stockholder director nomination proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:
Nominating and Corporate Governance Committee
c/o Corporate Secretary
Encore Wire Corporation
1329 Millwood Road
McKinney, Texas 75069
Director Qualifications
The Board has adopted criteria that apply to nominees recommended by the Nominating and Corporate Governance Committee for a position on the Board. Among the qualifications provided by the criteria, nominees should be of the highest ethical character and share the values of the Company. Nominees should have reputations consistent with that of the Company and should be highly accomplished in their respective fields, possessing superior credentials and recognition. Nominees should also be active or former senior executive officers of public or significant private companies or leaders in various industries, including the electrical wire and cable industry. Nominees should also have the demonstrated ability to exercise sound business judgment.
Identifying and Evaluating Nominees for Directors
The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. Upon the need to add a new director or fill a vacancy on the Board, the Nominating and Corporate Governance Committee will consider prospective candidates. Candidates for director may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders, or other persons as provided by the Charter of the Nominating and Corporate Governance Committee. As described above, the Nominating and Corporate Governance Committee considers properly submitted stockholder nominations for candidates to the Board. Following verification of stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating and Corporate Governance Committee along with the other recommendations. In evaluating such nominations, the Nominating and Corporate Governance Committee shall address the membership criteria adopted by the Board as described above in “Director Qualifications,” which seeks to achieve a balance of knowledge, experience, and expertise on the Board.
Diversity
The Board values the varied personal and professional backgrounds, perspective and experience as an important factor when identifying nominees for director. The Board does not have a policy with regard to the consideration of diversity in identifying director nominees. The Board focuses on selecting the best candidates and endeavors to see that its membership, as a whole, possesses a diverse range of talents, expertise and backgrounds and represents diverse experiences at the policy-making levels of significant financial, industrial or commercial enterprises.

Stockholder Communications with the Board
The Board provides a process for stockholders of the Company to send written communications to the entire Board. Stockholders of the Company may send written communications to the Board of Directors c/o Corporate Secretary, Encore Wire Corporation, 1329 Millwood Road, McKinney, Texas 75069. All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board on a periodic basis.
Report of the Audit Committee
To the Stockholders of Encore Wire Corporation:
The Audit Committee of the Board of Directors oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial reporting process including the Company’s system of internal controls, and the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes.
It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not employees of the Company and may not represent themselves to be or to serve as accountants or auditors of the Company. As a result, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company’s financial statements.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Company’s annual report referred to below, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.
The Audit Committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditor’s independence.
The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”
The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audits. The Audit Committee has met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. In addition, the Audit Committee met with management during the year to review the Company’s Sarbanes-Oxley Section 404 compliance efforts related to internal controls over financial reporting. The Audit Committee held seven meetings during 2009.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended the selection of Ernst & Young LLP as the Company’s independent auditors.
AUDIT COMMITTEE
Scott D. Weaver, Chairman
John H. Wilson
Thomas L. Cunningham
The above report of the Audit Committee and the information disclosed above related to Audit Committee independence under the heading “Board Independence” shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Exchange Act or under the Securities Act of 1933, as amended (the “Securities Act”).
Code of Business Conduct and Ethics
In connection with the Company’s long-standing commitment to conduct its business in compliance with applicable laws and regulations and in accordance with its ethical principles, the Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all employees, officers, directors, and advisors of the Company. The Code of Business Conduct and Ethics of the Company is available under the “Investors” section of the Company’s website at www.encorewire.com, and is incorporated herein by reference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS
AND NAMED EXECUTIVE OFFICERS
The following table sets forth, as of March 19, 2010, the beneficial ownership of Common Stock of the Company (the only equity securities of the Company presently outstanding) by (i) each director and nominee for director of the Company, (ii) the named executive officers listed in the Summary Compensation Table elsewhere in this proxy statement, (iii) all directors and named executive officers of the Company as a group and (iv) each person who was known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock.

	Common Stock
	Beneficially Owned (1)
	Number		Percent
Name	of Shares		of Class
Directors and Nominees for Director
Donald E. Courtney	215,941	(2)	0.93%
Thomas L. Cunningham	20,872	(3)	0.09%
Daniel L. Jones	391,669	(4)	1.68%
William R. Thomas III	—		—
Scott D. Weaver	20,000	(5)	0.09%
John H. Wilson	—		—

Named Executive Officers (excluding directors and nominees named above)
Frank J. Bilban	114,188	(6)	0.49%
All Directors and Named Executive Officers as a group (7 persons)	762,670	(7)	3.26%

Beneficial Owners of More than 5% (excluding persons named above)
Advisory Research, Inc. 180 North Stetson St., Suite 5500 Chicago, IL 60601	4,326,804	(8)	18.68%

Capital Southwest Corporation 12900 Preston Road Dallas, Texas 75230	4,086,750	(9)	17.65%

Third Avenue Management LLC 622 Third Avenue, 32nd Floor New York, NY 10017	2,200,985		9.50%

BlackRock Inc. 40 East 52nd Str. New York, NY 10022	1,471,666		6.35%

(1)	Except as otherwise indicated, each stockholder named in the table has sole voting and investment power with respect to all shares of Common Stock indicated as being beneficially owned by such stockholder.

(2)	Includes 62,060 shares of Common Stock owned by Mr. Courtney’s spouse. Mr. Courtney disclaims beneficial ownership of the shares owned by his spouse.

(3)	Includes 20,701 shares in Mr. Cunningham’s IRA account.

(4)	Includes 124,500 shares of Common Stock underlying stock options that are exercisable within 60 days, 10,125 shares of Common Stock owned by Mr. Jones’ spouse and 337 shares owned by Mr. Jones’ minor son. Mr. Jones disclaims beneficial ownership of the shares owned by his spouse and his son.

(5)	Includes 20,000 shares of Common Stock pledged to Merrill Lynch as security for a line of credit.

(6)	Includes 76,000 shares of Common Stock underlying stock options that are exercisable within 60 days.

(7)	Includes an aggregate of 200,500 shares of Common Stock that directors and named executive officers have the right to acquire within 60 days pursuant to the exercise of stock options.

(8)	As reported in Amendment No. 2 to Schedule 13G filed February 12, 2010 with the SEC by Advisory Research, Inc.

(9)	As reported in a Schedule 13D filed October 13, 1998 with the SEC by Capital Southwest Corporation, 2,774,250 shares beneficially owned by Capital Southwest Corporation are held by Capital Southwest Venture Corporation, a wholly-owned subsidiary of Capital Southwest Corporation.
EXECUTIVE COMPENSATION
Compensation Discussion & Analysis
This Compensation Discussion and Analysis section addresses the following topics: (i) the members and role of the Company’s Compensation Committee and the Company’s Stock Option Committee; (ii) our compensation-setting process; (iii) our compensation philosophy; (iv) the components of our executive officer compensation program; and (v) our decisions for compensation earned by the Company’s named executive officers in 2009.
The Board of Directors has determined that Daniel L. Jones, President and Chief Executive Officer of the Company, and Frank J. Bilban, Vice President—Finance and Chief Financial Officer of the Company, are the Company’s only executive officers. Throughout this proxy statement, Mr. Jones and Mr. Bilban are referred to as the “named executive officers.” In this “Compensation Discussion and Analysis” section, the terms, “we,” “our,” “us,” and the “Committee” refer to the Compensation Committee and the Stock Option Committee, as applicable.
The Compensation Committee
Committee Members and Independence
John H. Wilson (Chairman), Scott D. Weaver, Thomas L. Cunningham and William R. Thomas III are the current members of the Compensation Committee. Each member of the Compensation Committee qualifies as an independent director under NASDAQ listing standards.
Role of the Compensation Committee
The Compensation Committee administers the compensation program for the officers and certain key employees of the Company and makes all related decisions. The Committee also administers the Company’s compensation and benefit policies, practices and plans of the Company, other than the proposed 2010 Stock Option Plan. As described below, the Stock Option Committee supervises and administers the 2010 Stock Option Plan. The Compensation Committee ensures that the total compensation paid to the officers is fair, reasonable and competitive. The Compensation Committee did not retain compensation advisors with respect to compensation earned during 2009, nor has it done so in the past. We operate under a written charter adopted by the Board. The charter is available under the “Investors” section of the Company’s website at www.encorewire.com. The fundamental responsibilities of our Committee are:
•	to review at least annually the goals and objectives and the structure of the Company’s plans for officer compensation, incentive compensation, equity-based compensation, and its general compensation plans and employee benefit plans (including retirement and health insurance plans);

•	to evaluate annually the performance of the Chief Executive Officer in light of the goals and objectives of the Company’s compensation plans, and to determine his compensation level based on this evaluation;

•	to review annually and determine the compensation level of all officers and certain key employees of the Company, in light of the goals and objectives of the Company’s compensation plans;

•	in consultation with the Chief Executive Officer, to oversee the annual evaluation of management of the Company, including other officers and key employees of the Company; and

•	to review and recommend to the Board all equity-based compensation plans.
Role of the Stock Option Committee
On February 15, 2010, the Board of Directors established the Stock Option Committee as a subset of the Compensation Committee to supervise and administer the 2010 Stock Option Plan. John H. Wilson (Chairman), Thomas L. Cunningham and William R. Thomas III are the current members of the Stock Option Committee. In addition to qualifying as an independent director under NASDAQ listing standards, each of the members of the Stock Option Committee qualifies as a “non-employee director” as that term is defined under Rule 16b-3 under the Exchange Act and an “outside director” as that term is defined under Section 162(m) of the Internal Revenue Code.
Committee Meetings
The Compensation Committee and Stock Option Committee meet as often as necessary to perform their duties and responsibilities. The Compensation Committee held two meetings during 2009 and has held one meeting so far during 2010. We typically meet with the Chief Executive Officer. We also meet in executive session without management. The Stock Option Committee was established on February 15, 2010 and has not held any meetings during 2010.
The Compensation-Setting Process
We meet in executive session each year to evaluate the performance of the officers and certain key employees of the Company, to determine their incentive bonuses for the prior year, to set their base salaries for the next calendar year, and to consider and approve any grants to them of equity incentive compensation.
Although many compensation decisions are made in the first and fourth quarter, our compensation planning process continues throughout the year. Compensation decisions are designed to promote our fundamental business objectives and strategy. Business and succession planning, evaluation of management performance and consideration of the business environment are year-round processes.
Management plays a significant role in the compensation-setting process. The most significant aspects of management’s role are:
•	evaluating employee performance; and

•	recommending salary levels, bonus awards and stock option awards.
The Chief Executive Officer also participates in Compensation Committee meetings at the Committee’s request to provide:
•	background information regarding the Company’s strategic objectives;

•	his evaluation of the performance of the officers (other than himself) and other key employees; and

•	compensation recommendations as to the officers (other than himself).

Compensation Philosophy
The Company believes in rewarding officers based on individual performance as well as aligning the officers’ interests with those of the stockholders with the ultimate objective of improving stockholder value. To that end, the Committee believes officer compensation packages provided by the Company to its officers should include both cash and stock-based compensation that reward performance.
The Compensation Committee seeks to achieve the following goals with the Company’s officer compensation programs: to attract, retain and motivate officers and to reward them for value creation. The individual judgments made by the Compensation Committee are subjective and are based largely on the Compensation Committee’s perception of each officer’s contribution to both past performance and the long-term growth potential of the Company.
At the core of our compensation philosophy is our guiding belief that pay should be linked to performance, and several factors underscore that philosophy. Performance is measured both from the macro level of Company earnings and performance, and the micro level of the specific officers’ performance. A substantial portion of officer compensation is determined by each officer’s contribution to the Company’s profitability based largely on a review of each officer’s performance of his or her specific duties and responsibilities that the Chief Executive Officer conducts with the Compensation Committee. We do not have any employment, severance or change-in-control agreements with any of our officers. We do not believe in discounted stock options, reload stock options or re-pricing of stock options.
The Compensation Committee believes that total compensation and accountability should increase with position and responsibility. Consistent with this philosophy, total compensation is higher for individuals with greater responsibility and greater ability to influence the Company’s targeted results and strategic initiatives. As position and responsibility increases, a greater portion of the officer’s total compensation is performance-based pay.
In addition, our compensation methods focus management on achieving strong annual performance in a manner that supports and encourages the Company’s long-term success and profitability. Our bonus payouts are highly variable based on Company and individual performance. We believe that stock options issued under the Company’s stock option plan create long-term incentives that align the interests of management with the interests of long-term stockholders.
Finally, while the Company’s overall compensation levels must be sufficiently competitive to attract talented leaders, we believe that compensation should be set at responsible levels. Our officer compensation programs are intended to be consistent with the Company’s cost control strategies.
2009 Compensation
This section describes the compensation decisions that the Committee made with respect to the named executive officers for 2009.
Executive Summary
In 2009 and the first quarter of 2010, we continued to apply the compensation principles described above in determining the compensation of our named executive officers. In summary, the compensation decisions made for 2009 for the named executive officers were as follows:
•	We did not change the base salaries of the named executive officers;

•	We did not award any cash incentive bonus payments to the named executive officers; and

•	We did not grant stock options to the named executive officers.
As a result of these decisions, total compensation to Mr. Jones for 2009 was 41.7% lower than for 2008, and total compensation to Mr. Bilban for 2009 was 40.6% lower than for 2008.

In setting compensation policies and making compensation decisions for the named executive officers, we do not use formula-driven plans. We consider a number of factors. However, the final amount of any compensation paid to the named executive officers is discretionary, is based on our business judgment and is not generated or calculated by reference to any particular formula or performance target. Further, none of the Company’s compensation plans or policies contain objective performance targets.
Compensation Components.
As described in more detail below, the three main components that we use to compensate and incentivize the named executive officers are base salary, cash incentive bonuses and awards of stock options. The named executive officers have no employment, severance or change-in-control agreements with the Company.
Base Salary. In determining base salaries, we consider each named executive officer’s qualifications and experience, scope of responsibilities, the goals and objectives established for the executive, the executive’s past performance, internal pay equity, the tax deductibility of base salary and cash incentive payments and the extent to which the Company’s earnings were affected by the executive’s actions. We must also consider the Company’s past performance and the general economic climate in determining whether salary increases are appropriate in that context.
The Company competes in an industry consisting primarily of private companies, or companies who have divisions or subsidiaries that compete with the Company. Because of the lack of directly comparable salary information, we also periodically refer to surveys of salary data with respect to executives in comparable positions at comparable companies. To set salary levels for 2009 for our named executive officers, we referred to the Towers Watson national salary survey of United States manufacturing companies with annual revenue between $500 million and $1.5 billion (the “Comparison Group”). The version of the survey we used does not identify the names of the companies in the Comparison Group that provide salary data. The survey reported 34 salaries in the Comparison Group for CEOs and 46 salaries for the CFO position.
We have historically kept our base salaries at conservative levels while trying to incent our executives with strong bonus and stock option programs that allow the executives to have significant upside when the Company performs well. To that end, the relative amounts of the base salary and bonus of our executives are set at levels so that a significant portion of the total compensation that such executive can earn is performance-based pay. Base salary is largely determined based on the subjective judgment of the Committee without the use of a formula or other objective performance measures, taking into account the foregoing considerations.
Cash Incentive. Cash incentive bonus payments are discretionary, based primarily on each named executive officer’s contribution to the Company’s profitability over the calendar year. The Company makes its cash incentive bonus payments, if any, during the first quarter of the year following the applicable calendar year. The Committee believes that profitability is the most useful measure of management’s effectiveness in creating value for the stockholders of the Company. We do not use a specific formula or performance target in determining the amount of cash incentive bonus awards.
Equity Incentive. The Company’s named executive officers were eligible to receive stock options granted under the Encore Wire Corporation 1999 Stock Option Plan, as amended and restated (as more fully described in Note 6 to the Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and incorporated herein by reference) (the “1999 Stock Option Plan”). The Company grants all stock options with an exercise price that is not lower than the fair market value of the Company’s Common Stock as of the date of grant. The exercise price for stock option grants is determined by reference to the closing price per share on NASDAQ at the close of business on the date of grant. The 1999 Stock Option Plan expired on June 30, 2009. The Board of Directors has adopted the Encore Wire Corporation 2010 Stock Option Plan (the “2010 Stock Option Plan”), subject to stockholder approval at the annual meeting of stockholders of the Company, as more fully described in Proposal Two of this proxy statement. The Company has not adopted any other equity incentive plans.
Option awards under the 1999 Stock Option Plan were made at regular or special Compensation Committee meetings. The effective date for such grants is the date of such meeting. The Company also made grants of equity incentive awards at the discretion of the Compensation Committee or the Board of Directors in connection with the hiring of new officers and other employees.
In determining the number of options to be granted to officers and the frequency of option grants, the Compensation Committee has taken into account the individual’s position, scope of responsibility, ability to affect profitability, the individual’s performance and the value of stock options in relation to other elements of total compensation. In addition, since the Company believes that profitability is the most useful measure of management’s effectiveness in creating value for the stockholders, the Company’s profitability over the prior calendar year is also taken into account when determining the number of options to be granted to officers.
Analysis
The Compensation Committee did not increase the base salary for either named executive officer for 2009. In making this decision with respect to Mr. Jones’ 2009 salary level, the Committee considered the following:
•	Mr. Jones is a veteran executive in the wire industry and performed extremely well in leading the Company over the past several years, including through a difficult 2008 in which the Company performed better than expected, gaining market share, producing strong earnings and adding strength to a solid balance sheet.

•	Mr. Jones performed his primary business objectives for 2008 which were to manage the Company’s operations in a cost effective manner, manage the independent sales force to produce as much sales volume as possible while balancing the Board’s preference for profit vs. volume, manage customer relationships, seek ways to expand the Company’s product offerings, help to ensure regulatory requirements and deadlines are met, manage risk and protect the Company’s strong balance sheet and produce as much earnings as reasonably possible given the industry environment.

•	Mr. Jones’ base salary was increased 22.2% in January 2008 to $550,000, and this amount was in the second (below median) quartile of the Chief Executive Officers of companies in the Comparison Group in the 2009 Towers Watson survey.

•	The general economic climate and severe recession in the construction and building wire industries at that time.
In setting Mr. Bilban’s base salary for 2009 at the same level as 2008, the Committee considered the following:
•	Mr. Bilban is a veteran executive in the wire industry and performed extremely well in leading the Company for the past several years, including through a difficult 2008 in which the Company performed better than expected, gaining market share, producing strong earnings and adding strength to a solid balance sheet.

•	Mr. Bilban performed his primary business objectives for 2008 which were to assist Mr. Jones in managing the Company’s operations in a cost effective manner, provide Mr. Jones and the Board with accurate timely financial data and analysis, help to ensure regulatory requirements and deadlines are met, manage the Company’s treasury function, manage risk and protect the Company’s strong balance sheet and assist Mr. Jones to produce as much earnings as reasonably possible given the industry environment.

•	Mr. Bilban’s base salary was increased 19.0% in January 2008 to $250,000, and this amount was in the first (lowest) quartile of the Chief Financial Officers of companies in the Comparison Group in the 2009 Towers Watson survey.

•	The general economic climate and severe recession in the construction and building wire industries at that time.

The Committee determined that despite Mr. Jones’ and Mr. Bilban’s solid performance during 2008, the economic conditions affecting the Company’s 2009 prospects outweighed the other considerations and maintaining 2008 compensation levels steady was the prudent thing to do in the current economic environment. The Committee considered these same factors in not awarding a cash incentive bonus or additional stock options to Mr. Jones or Mr. Bilban for 2009.
Perquisites and Other Personal Benefits Compensation
The Company provides named executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for senior management positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. The amounts shown in the Summary Compensation Table under the heading “Other Compensation” represent the value of Company matching contributions to the named executive officers’ 401(k) accounts, the value of certain life insurance benefits and the cost of vehicle leases and country club memberships to the Company. The named executive officers did not receive any other perquisites or other personal benefits or property.
Accounting for Stock-Based Compensation
Beginning on January 1, 2006, the Company began accounting for stock-based payments, including its 1999 Stock Option Plan, in accordance with the requirements of FASB ASC Topic 718 (formerly known as FASB Statement 123(R)).
Tax Deductibility
Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that the Company may deduct in any one year with respect to its Chief Executive Officer and each of the next three most highly compensated executive officers. Certain performance-based compensation approved by stockholders is not subject to this deduction limit. The Board has structured its equity compensation plans with the intention that stock options awarded under such plans would qualify for tax deductibility. However, the Compensation Committee does not limit itself to awarding options that qualify for such tax deductibility.
Reasonableness of Compensation
After considering the aggregate compensation paid to the named executive officers for 2009 in light of the factors described above, the Committee has determined that the compensation is reasonable and not excessive.
Report of the Compensation Committee
To the Stockholders of Encore Wire Corporation:
The Compensation Committee has submitted the following report for inclusion in this proxy statement:
Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.
Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act, or the Exchange Act, that incorporate future filings, including this proxy statement, in whole or in part, the foregoing Compensation Committee Report shall not be incorporated by reference into any such filings.

The foregoing report is provided by the following directors, who constitute the Committee:
COMPENSATION COMMITTEE
John H. Wilson, Chairman
Scott D. Weaver
Thomas L. Cunningham
William R. Thomas, III
Summary Compensation Table
The table below summarizes the total compensation paid or earned by each named executive officers for the year ended December 31, 2009. The Company has not entered into any employment agreements or severance agreements with any of the named executive officers.
Summary Compensation Table

					All
Name and					Other
Principal				Option Awards	Compensation	Total
Position	Year	Salary ($)	Bonus ($)	($)(1)	($)(2)	($)
(a)	(b)	(c)	(d)	(f)	(i)	(j)
Daniel L. Jones	2009	550,000	—	45,443	24,542 (3)	619,985
President and	2008	550,000	450,000	39,235	24,620	1,063,855
Chief Executive Officer	2007	433,333	360,000	—	24,340	817,673

Frank J. Bilban	2009	250,000	—	15,148	24,641 (4)	289,789
Vice President Finance and	2008	250,000	200,000	13,078	25,035	488,113
Chief Financial Officer	2007	200,000	120,000	—	22,641	342,641

(1)	The amounts in column (f) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of awards pursuant to the Company’s 1999 Stock Option Plan. Assumptions used in the calculation of this amount are included in Note 6 to the Company’s audited financial statements for the year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 5, 2010.

(2)	Any amounts shown in column (i) for company vehicle leases or country club memberships reflect the full cost to the Company of such vehicle lease or country club membership for such calendar year, however, only a portion of such costs represents a perquisite. The club memberships generally are maintained for business entertainment purposes but may also be used for personal use.

(3)	The amount in column (i) reflects:
•	$8,250 in matching contributions by the Company to Mr. Jones pursuant to the Company’s 401(k) Plan.

•	$9,942 attributable to Mr. Jones’ use of a Company-provided automobile.

•	$6,170 attributable to the use of a Company country club membership by Mr. Jones.

•	$180 attributable to life insurance benefits provided by the Company for Mr. Jones pursuant to the Company’s Life Insurance Plan.

(4)	The amount in column (i) reflects:
•	$11,000 in matching contributions by the Company to Mr. Bilban pursuant to the Company’s 401(k) Plan.

•	$9,240 attributable to Mr. Bilban’s use of a Company-provided automobile.

•	$4,221 attributable to the use of a Company country club membership by Mr. Bilban.

•	$180 attributable to life insurance benefits provided by the Company for Mr. Bilban pursuant to the Company’s Life Insurance Plan.
Outstanding Equity Awards at 2009 Year-End

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option
	Options	Options	Exercise	Option
	(#)	(#)	Price	Expiration
Name	Exercisable	Unexercisable	($)	Date
(a)	(b)	(c)	(e)	(f)
Daniel L. Jones	112,500	—	$7.70	10/24/11
	12,000	18,000 (1)	$17.09	02/19/18

Frank J. Bilban	12,000	—	$3.75	06/19/10
	15,000	—	$4.42	01/05/11
	45,000	—	$7.70	10/24/11
	4,000	6,000 (2)	$17.09	02/19/18

(1)	Options vest in five equal annual installments of 6,000 shares each, with the first options vesting on February 19, 2009.

(2)	Options vest in five equal annual installments of 2,000 shares each, with the first options vesting on February 19, 2009.
2009 Option Exercises

Number of Shares
	Acquired on	Value
	Exercise	Realized on Exercise
Name	(#)	($)
(a)	(b)	(c)
Daniel L. Jones	150,000	$2,437,500 (1)

Frank J. Bilban	—	—

(1)	Mr. Jones exercised these options before their expiration date of December 16, 2009. The value realized on exercise is calculated by multiplying the 150,000 shares of Company common stock acquired by Mr. Jones on the exercise of the option by the difference between the closing price of the Company’s common stock of $20.58 on the date of the exercise, and the exercise price of the option of $4.33 per share.

2009 Director Compensation

	Fees
	earned
	or paid
	in cash	Total
Name	($)	($)
(a)	(b)	(h)
Each non-employee director (1)	20,000	20,000
Vincent A. Rego	138,750	138,750

(1)	Director fees paid to each director, except Daniel L. Jones, President and CEO of the Company, and Vincent A. Rego, former Chairman Emeritus of the Company.
Non-employee members of the Board of Directors are paid a fee of $5,000 per quarter. In addition, the Company reimburses directors for reasonable travel, lodging and related expenses incurred in attending Board and committee meetings.
In consideration of the past services of Vincent A. Rego to the Company since its inception and as compensation for Mr. Rego’s services as a consultant to, and as Chairman Emeritus of the Company, the Compensation Committee, in a special meeting on January 7, 2008, determined to continue Mr. Rego’s compensation for the period commencing January 1, 2008 until further review by the Compensation Committee or the Board of Directors at $15,000 per month, payable in accordance with the payroll practices of the Company. Mr. Rego died on October 7, 2009. The Company had no written agreement with Mr. Rego with respect to his consultancy services to the Company prior to his death.
Potential Payments upon Termination or Change-in-Control
Upon a Change in Control, all outstanding stock options under the 1999 Stock Option Plan will become fully exercisable. For the purposes of the 1999 Stock Option Plan, a “Change in Control” occurs in any one of the following circumstances:
•	any person shall have become the beneficial owner of or shall have acquired, directly or indirectly, securities of the Company representing 50% or more (in addition to such person’s current holdings) of the combined voting power of the Company’s then outstanding voting securities without prior approval of at least two-thirds of the members of the Board in office immediately prior to such person’s attaining such percentage interest;

•	the Company is a party to a merger, consolidation, sale of assets, or other reorganization, or a proxy contest, as a consequence of which the members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or

•	during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.
Assuming a Change in Control occurred on December 31, 2009, the named executive officers would be entitled to accelerated vesting of all unexercisable stock options having values of $71,640 (Mr. Jones) and $23,880 (Mr. Bilban), based on the difference between the exercise price of the accelerated options and the closing price of the Common Stock on NASDAQ on December 31, 2009. The actual benefit that a named executive officer may receive upon a Change in Control can only be determined at the time of such Change in Control.

Pension Benefits and Nonqualified Deferred Compensation
The company does not offer any post employment compensation that would be required to be disclosed on the “Pension Benefits” or “Non-qualified Deferred Compensation” table.
Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee during 2009 were John H. Wilson, Thomas L. Cunningham, Scott D. Weaver and William R. Thomas III. None of the members of the Compensation Committee was an officer or employee of the Company in 2009. From 1993 until June 2000, Mr. Weaver was the Vice President-Finance, Treasurer and Secretary of the Company. No executive officer of the Company served as a director or a member of the compensation committee of another entity, one of whose executive officers either served on the Board of Directors or on the Compensation Committee.
Certain Relationships and Related Party Transactions
Policies and Procedures
The Audit Committee of the Board of Directors is responsible for reviewing and approving all material transactions with any related party, as set forth in the Related Party Transactions Policy adopted by the Board of Directors. Related parties include any of our directors or executive officers, certain of our stockholders and their immediate family members.
To identify related party transactions, each year, we submit and require our directors and executive officers to complete Director and Officer Questionnaires identifying any transactions with us in which the executive officer or director or their family members have an interest. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes with the interests of the Company as a whole. Our Code of Business Conduct and Ethics requires all directors, officers and employees who have a conflict of interest to immediately notify their supervisor or our Nominating and Corporate Governance Committee chairman.
We expect our directors, officers and employees to act and make decisions that are in our best interests and encourage them to avoid situations which present a conflict between our interests and their own personal interests. Our directors, officers and employees are prohibited from taking any action that may make it difficult for them to perform their duties, responsibilities and services to the Company in an objective and fair manner. A copy of our Code of Business Conduct and Ethics and Related Party Transactions Policy is available at www.encorewire.com under the “Investors” section.
Related Party Transactions
The Company buys reels on which wire is wound, from Lone Star Reel Corporation as well as other reel suppliers. Reels of various types are used by the Company to wind both in process and finished wire. Lone Star Reel is 40% owned by the son-in-law of Donald E. Courtney, a nominee for director. This same ownership group owns Aegis Pallet, which sell pallets to the Company. The Company buys pallets from several suppliers, including Aegis Pallet. The Audit Committee of the Board of Directors has approved the continued use of Lone Star Reel and Aegis Pallet as suppliers subject to continued determinations that any and all such purchases are at prices no less favorable than are available from non-affiliated parties. During the year ended December 31, 2009, the Company paid Lone Star Reel approximately $4,538,155, and Aegis Pallet approximately $349,174.
The Company uses Best H & A Trucking for a minor percentage of its freight services. Best H & A is one of many freight carriers with which the Company does business. Best H & A Trucking is wholly-owned by Mrs. A. Jones, the mother of Daniel L. Jones, a nominee for director and the Company’s President and Chief Executive Officer. The Audit Committee of the Board of Directors has approved the continued use of the transportation services of Best H & A Trucking and determined that these services are at rates no less favorable than are available from non-affiliated parties. During the year ended December 31, 2009, the Company paid Best H & A Trucking approximately $247,471 for these services on the basis of rates the Company believes compare favorably with rates charged by other common carriers.
PROPOSAL TWO
PROPOSAL TO APPROVE THE ENCORE WIRE CORPORATION 2010 STOCK OPTION PLAN
Introduction
On February 15, 2010, the Board of Directors adopted, subject to the approval of the stockholders of the Company, the 2010 Stock Option Plan. The Board believes that stock option plans provide an important means of attracting, retaining and motivating key personnel and recommends that the stockholders of the Company approve the 2010 Stock Option Plan. Because directors and executive officers of the Company are eligible to receive options under the 2010 Stock Option Plan, each director, director nominee and executive officer has a personal interest in the approval of the 2010 Stock Option Plan.
Summary of the 2010 Stock Option Plan
A copy of the 2010 Stock Option Plan is attached to this proxy statement as Annex A. The following summary of the 2010 Stock Option Plan is qualified in its entirety by reference thereto.
Purpose. The purpose of the 2010 Stock Option Plan is to promote the interests of the Company and its stockholders by attracting, retaining and stimulating the performance of selected individuals who perform services for the Company and its affiliates and giving such individuals the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress.
Administration. The 2010 Stock Option Plan provides for administration by the Compensation Committee or such other committee of the Board as may be designated by the Board to administer the 2010 Stock Option Plan. On February 15, 2010, the Board authorized the formation of a separate Stock Option Committee comprised solely of individuals who qualify as “non-employee directors” as that term is defined under Rule 16b-3 under the Exchange Act and “outside directors” as that term is defined under Section 162(m) of the Internal Revenue Code. The Board determined that John H. Wilson, Thomas L. Cunningham and William R. Thomas III satisfy all these criteria and appointed them to serve as initial members of the Stock Option Committee.
Among the powers granted to the Stock Option Committee are the authority to interpret the 2010 Stock Option Plan, establish rules and regulations for its operation, select eligible persons to receive options under the 2010 Stock Option Plan and determine the form and amount and other terms and conditions of such options. Notwithstanding the authority delegated to the Stock Option Committee to grant options to employees and non-employee directors under the 2010 Stock Option Plan, the Board also has full authority, subject to the express provisions of the 2010 Stock Option Plan, to grant options to employees and non-employee directors, to interpret the 2010 Stock Option Plan, to provide, modify and rescind rules and regulations relating to it, to determine the terms and provisions of options granted to employees under the 2010 Stock Option Plan and the form of option agreements evidencing options granted under the 2010 Stock Option Plan and to make all other determinations and perform such actions as the Board deems necessary or advisable to administer the 2010 Stock Option Plan; provided, however, that the Board may not grant any option to any officer (as defined in Rule 16b-3) of the Company or to any employee who is also a member of the Board or to any “covered employee” within the meaning of Section 162(m) of the Code, except upon, and strictly in accordance with, a recommendation of the Stock Option Committee regarding the number of shares covered by, and the recipient, timing, exercise price and other terms of, such option; and provided further that all options granted to members of the Stock Option Committee must be approved by the Board.
Eligibility for Participation. All employees of the Company and its subsidiaries and all non-employee directors of the Company are eligible to be selected to participate in the 2010 Stock Option Plan. The selection of employees and non-employee directors is within the discretion of the Stock Option Committee. In making this selection, the Stock Option Committee and the Board may give consideration to the functions and responsibilities of the participant, his or her past, present and potential contributions to the growth and success of the Company and such other factors deemed relevant by the Stock Option Committee or the Board. As of December 31, 2009, the Company and its subsidiaries had a total of 669 employees and 5 non-employee directors.

The Stock Option Committee has not made any decisions with respect to individuals who will receive option awards under the 2010 Stock Option Plan, or the amount or nature of future awards. Such information cannot be determined in advance. The Company and its subsidiaries will not receive any consideration for the grant of stock options under the 2010 Stock Option Plan.
Stock Options. The Board may, in its discretion, designate any option granted to an employee as an incentive stock option intended to qualify under Section 422 of the Code. All options shall be subject to the terms, conditions, restrictions and limitations of the 2010 Stock Option Plan, except that the Stock Option Committee or the Board may, in its sole judgment, subject any option to such other terms, conditions, restrictions and limitations as it deems appropriate, provided they are not inconsistent with the terms of the 2010 Stock Option Plan.
The Stock Option Committee or the Board will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option’s exercise and the exercise price per share of Common Stock subject to the option. In no event, however, may the exercise price of a stock option be less than 100% of the fair market value of the Common Stock on the effective date of the option’s grant; provided, however, that the purchase price per share of Common Stock under any incentive stock option granted to an optionee who, at the time such incentive stock option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of the Company’s parent corporation or subsidiary corporation (within the meaning of Section 424(e) and (f) of the Code, respectively) shall be at least 110% of the fair market value per share of Common Stock at the date of grant. The term of each option shall be as specified by the Stock Option Committee or the Board, provided that, unless otherwise designated by the Stock Option Committee or the Board, no option shall be exercisable later than ten years from the effective date of the option’s grant. Upon exercise of an option, the exercise price may be paid by a participant (i) in cash, (ii) in the discretion of the Stock Option Committee, by delivery to the Company or its designated agent of shares of Common Stock already owned by the optionee, held for at least six months free of any restriction, and having an aggregate fair market value equal to the purchase price or (iii) by delivery to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares with respect to which the option is exercised and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price and any required withholding taxes.
Available Shares. The maximum number of shares of Common Stock that shall be available for grant of options under the 2010 Stock Option Plan shall not exceed 500,000, subject to adjustment in accordance with the provisions of the 2010 Stock Option Plan. If any option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to such expired or terminated option shall be available for purposes of the 2010 Stock Option Plan. The maximum number of shares of Common Stock for which options may be granted under the 2010 Stock Option Plan to any one employee or non-employee director during a calendar year is 100,000.
In the event the Company shall effect a split of the Common Stock or dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which options may be granted under the 2010 Stock Option Plan and the maximum number of shares as to which an option or options may be granted to any one optionee during a calendar year shall be decreased or increased proportionately. In the event that before delivery by the Company of all of the shares of Common Stock in respect of which any option has been granted under the 2010 Stock Option Plan, the Company shall have effected such a split, dividend or combination, the shares still subject to such option shall be increased or decreased proportionately and the purchase price per shall be decreased or increased proportionately so that the aggregate purchase price for all of the then optioned shares shall remain the same as immediately prior to such split, dividend or combination.
In the event of a reclassification of Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization (including a merger, consolidation, spinoff or sale of assets) of the Company or an Affiliate, the Stock Option Committee shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of options theretofore granted under the 2010 Stock Option Plan. These adjustments shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.

As of March 19, 2010, the closing sales price of shares of Common Stock as reported on the NASDAQ Global Select Market was $21.31 per share.
Amendment. The Board may alter or amend the 2010 Stock Option Plan but may not, without the approval of the stockholders of the Company, make any alteration or amendment thereof which operates (i) to abolish the Stock Option Committee, change the qualifications of its members or withdraw the administration of the 2010 Stock Option Plan from its supervision, (ii) to increase the total number of shares of Common Stock that may be granted under the 2010 Stock Option Plan, (iii) to increase the maximum number of shares of Common Stock for which options may be granted under the 2010 Stock Option Plan to any one employee or non-employee director during a calendar year, (iv) to increase the maximum number of shares of Common Stock for which Incentive Stock Options may be granted under the 2010 Stock Option Plan to any one employee during a calendar year, (v) to extend the term of the 2010 Stock Option Plan or the maximum exercise period, (vi) to decrease the minimum purchase price, or (vii) to materially modify the requirements as to eligibility for participation in the 2010 Stock Option Plan.
Effectiveness. The 2010 Stock Option Plan will become effective, as of February 15, 2010, the date of its adoption by the Board, when it has been duly approved by the holders of the shares of Common Stock within twelve months after the date of adoption of the 2010 Stock Option Plan by the Board. Subject to the right of the Board to terminate the 2010 Stock Option Plan prior thereto, the 2010 Stock Option Plan shall terminate at the expiration of ten years from February 15, 2010.
United States Federal Income Tax Consequences. The following summary is based upon an analysis of the Code, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of United States federal income tax consequences and such consequences may be either more or less favorable than those described below depending on an employee’s particular circumstances.
Incentive Options. No income will be recognized by an optionee for federal income tax purposes upon the grant or exercise of an incentive option; provided, however, that to the extent that an incentive option is exercised more than three months (twelve months in the event of disability) from the date of termination of employment for any reason other than death, such incentive option will be taxed in the same manner described below for nonqualified options (rather than in the manner described herein for an incentive option). The basis of shares transferred to an optionee pursuant to the exercise of an incentive option is the price paid for the shares. If the optionee holds the shares for at least one year after transfer of the shares to the optionee and two years after the grant of the incentive option, the optionee will recognize capital gain or loss upon sale of the shares received upon the exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the optionee will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for such shares, or if less (and if the disposition is a transaction in which loss, if sustained, would be recognized), the gain on disposition. Any additional gain or loss realized by the optionee upon such disposition will be a capital gain or loss.
The excess of the fair market value of shares received upon the exercise of an incentive option over the option price for the shares is an item of adjustment for the optionee for purposes of the alternative minimum tax.
The Company is not entitled to a deduction upon the exercise of an incentive option by an optionee. If the optionee disposes of the shares received pursuant to such exercise prior to the expiration of one year following transfer of the shares to the optionee or two years after grant of the option, however, the Company may, subject to the deduction limitations described below, deduct an amount equal to the ordinary income recognized by the optionee upon disposition of the shares at the time such income is recognized by the optionee.
If an optionee uses already owned shares of Common Stock to pay the exercise price for shares under an incentive option, the resulting tax consequences will depend upon whether the already owned shares of Common Stock are “statutory option stock”, and, if so, whether such statutory option stock has been held by the optionee for the applicable holding period referred to in Section 424(c)(3)(A) of the Code. In general, “statutory option stock” (as defined in Section 424(c)(3)(B) of the Code) is any stock acquired through the exercise of an incentive option, a qualified stock option, an option granted pursuant to an employee stock purchase plan or restricted stock option, but not stock acquired through the exercise of a nonstatutory option. If the stock is statutory option stock with respect to which the applicable holding period has been satisfied, no income will be recognized by the optionee upon the transfer of such stock in payment of the exercise price of an incentive option. If the stock is not statutory option stock, no income will be recognized by the optionee upon the transfer of the stock unless the stock is not substantially vested within the meaning of the regulations under Section 83 of the Code (in which event it appears that the optionee will recognize ordinary income upon the transfer equal to the amount by which the fair market value of the transferred shares exceeds their basis). If the stock used to pay the exercise price of an incentive option is statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of such stock will be a disqualifying disposition described in Section 421(b) of the Code which will result in the recognition of ordinary income by the optionee in an amount equal to the excess of the fair market value of the statutory option stock at the time the incentive option covering such stock was exercised over the amount paid for such stock. Under the present provisions of the Code, it is not clear whether all shares received upon the exercise of an incentive option with already-owned shares will be statutory option stock or how the optionee’s basis will be allocated among such shares.
Nonqualified Options. No income will be recognized by an optionee for federal income tax purposes upon the grant of a nonqualified option. Upon exercise of a nonqualified option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for such shares. Income recognized upon the exercise of nonqualified options will be considered compensation and, if the optionee received the option for service as an employee, will be subject to withholding at the time the income is recognized, and, therefore, the Company must make the necessary arrangements with the optionee to ensure that the amount of the tax required to be withheld is available for payment. Nonqualified options are designed to provide the Company with a deduction equal to the amount of ordinary income recognized by the optionee at the time of such recognition by the optionee, subject to the deduction limitations described below.
The basis of shares transferred to an optionee pursuant to exercise of a nonqualified option is the price paid for such shares plus an amount equal to any income recognized by the optionee as a result of the exercise of the option. If an optionee thereafter sells shares acquired upon exercise of a nonqualified option, any amount realized over the basis of the shares will constitute capital gain to the optionee for federal income tax purposes.
If an optionee uses already owned shares of Common Stock to pay the exercise price for shares under a nonqualified option, the number of shares received pursuant to the nonqualified option which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the optionee upon the exercise will be taxable to the optionee as ordinary income. If the already owned shares of Common Stock are not “statutory option stock” or are statutory option stock with respect to which the applicable holding period referred to in Section 424(c)(3)(A) of the Code has been satisfied, the shares received pursuant to the exercise of the nonqualified option will not be statutory option stock and the optionee’s basis in the number of shares received in exchange for the stock delivered in payment of the exercise price will be equal to the basis of the shares delivered in payment. The basis of the remaining shares received upon the exercise will be equal to the fair market value of the shares. However, if the already owned shares of Common Stock are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether the exercise will be considered a disqualifying disposition of the statutory option stock, whether the shares received upon such exercise will be statutory option stock, or how the optionee’s basis will be allocated among the shares received.
The 2010 Stock Option Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE PROPOSAL TO APPROVE THE 2010 STOCK OPTION PLAN.

PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Based on the recommendation of the Audit Committee, Ernst & Young LLP, which has served as the Company’s independent registered public accounting firm since the Company’s inception, has been appointed by the Board of Directors to serve as independent auditors of the Company for the year ending December 31, 2010, subject to the ratification of such appointment by the stockholders of the Company. Although it is not required to do so, the Board of Directors is submitting the selection of auditors for ratification in order to obtain the stockholders’ approval of this appointment. The appointment of auditors will be approved by a vote of a majority of the holders of shares of Common Stock having voting power present in person or represented by proxy. If the selection is not ratified, the Board of Directors will reconsider the appointment. Representatives of Ernst & Young LLP are expected to be present at the meeting to respond to appropriate questions from the stockholders and will be given the opportunity to make a statement should they desire to do so.
The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements and internal control over financial reporting for the years ended December 31, 2009 and 2008, and fees billed for other services rendered by Ernst & Young LLP during 2009 and 2008:

	2009	2008

Audit Fees (1)	$520,000	$545,735
Audit-Related Fees (2)	32,160	25,000
Tax Fees (3)	—	—
All Other Fees (4)	—	—

Total	$552,160	$570,735

(1)	Audit Fees

Fees and expenses paid to Ernst & Young LLP for the audit of internal control over financial reporting and of the consolidated financial statements included in the Company’s Annual Report on Form 10-K, the reviews of the interim consolidated financial information included in the Company’s Quarterly Reports on Form 10-Q, consultations concerning financial accounting and reporting, and reviews of documents filed with the SEC and related consents.

(2)	Audit-Related Fees

Fees and expenses paid to Ernst & Young LLP for consultation on internal control matters, benefit plans and other special audits.

(3)	Tax Fees

Fees and expenses paid to Ernst & Young LLP for tax compliance, tax planning, and tax advice.

(4)	All Other Fees

Consists of fees for annual access to Ernst & Young LLP online accounting research database.
The Audit Committee considered the level of fees rendered by Ernst & Young LLP and concluded that the services were compatible with maintaining Ernst & Young LLP’s independence.
The Audit Committee pre-approves audit and permissible non-audit services provided by the independent auditor. The fees enumerated above for 2009 were all pre-approved by the Audit Committee. The Audit Committee follows certain procedures regarding the pre-approval of services provided by the independent auditor. Under these procedures, pre-approval is generally provided for up to one year and any pre-approval is detailed and specific as to the particular service to be provided. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee may delegate pre-approval authority to one or more of its members. Such member must report any decisions to the Audit Committee at the next scheduled meeting of the Audit Committee.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2010.
STOCKHOLDER PROPOSALS AND OTHER MATTERS
It is contemplated that the 2011 annual meeting of Stockholders of the Company will take place on May 3, 2011. Stockholder proposals for inclusion in the Company’s proxy materials for the 2011 annual meeting of Stockholders must be received by the Company at its offices in McKinney, Texas, addressed to the Secretary of the Company, not less than 120 days in advance of the date that is one year after this proxy statement is first distributed to stockholders; provided, that if the 2010 annual meeting of Stockholders is changed by more than 30 days from the presently contemplated date, then proposals must be received a reasonable time in advance of the meeting.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires directors and officers of the Company, and persons who own more than 10 percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Directors, officers and more than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2009, all of the Company’s directors, officers and more than 10 percent beneficial owners complied with all applicable Section 16(a) filing requirements, except as follows: Norman R. Medlen filed two late reports on Form 4, each containing one transaction not reported on a timely basis; and Frank J. Bilban, Daniel L. Jones and Donald E. Courtney each filed one late Form 4, each containing one transaction not reported on a timely basis.
ANNUAL REPORT
The Company has provided without charge to each person whose proxy is solicited hereby a copy of the 2009 Annual Report of the Company, which includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 (including the consolidated financial statements) filed with the SEC. Additional copies of the Annual Report may be obtained without charge upon written request to the Company, Encore Wire Corporation, 1329 Millwood Road, McKinney, Texas, 75069, Attention: Corporate Secretary.
OTHER BUSINESS
At the date of this proxy statement, the only business that the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If, however, any other matters are properly brought before the 2010 Annual Meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote such proxy on such matters in accordance with their best judgment.
By Order of the Board of Directors
Frank J. Bilban,
Vice President—Finance, Treasurer,
Secretary and Chief Financial Officer

ANNEX A
ENCORE WIRE CORPORATION
2010 STOCK OPTION PLAN
     Section 1. Purpose. It is the purpose of the Plan to promote the interests of the Company and its stockholders by attracting, retaining and stimulating the performance of selected individuals who perform services for the Company and its Affiliates and giving such individuals the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress.
     Section 2. Definitions. As used herein the following terms have the following meanings:
     (a) “Affiliate” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code. (A “corporation” for this purpose includes any business entity that elects to be classified as an association for federal tax purposes or that otherwise is a corporation for federal tax purposes).
     (b) “Board” means the Board of Directors of the Company.
     (c) “Code” means the Internal Revenue Code of 1986, as amended.
     (d) “Committee” means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board to administer the Plan, which committee shall consist of two or more members of the Board each of whom shall be an Outside Director. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board.
     (e) “Common Stock” means the $.01 par value Common Stock of the Company.
     (f) “Company” means Encore Wire Corporation, a Delaware corporation.
     (g) “Effective Date” means February 15, 2010, the date this Plan was adopted by the Board.
     (h) “Employee” means any regular salaried officer or employee of the Company or an Affiliate, including such officers or employees who are also members of the Board.
     (i) “Fair Market Value” means the closing sales price of the Common Stock on the date in question (or if there is no reported sale on such date, then on the last preceding date on which a report of sale occurred) as reported on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), or on any national securities exchange on which the Common Stock is then traded; or if the Common Stock is not listed or admitted to trading on any such exchange and is not listed as a national market security on NASDAQ, but is quoted on NASDAQ (or any similar system), “Fair Market Value” shall mean the average of the closing high bid and low ask prices of the Common Stock on such system on the date in question. If the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined (i) with respect to Incentive Stock Options, in good faith by the Committee within the meaning of Section 422 of the Code or (ii) with respect to Non-Qualified Stock Options, in good faith by the Committee using a “reasonable application of a reasonable valuation method” within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(iv)(B).
     (j) “Incentive Stock Option” means an Option which is an “incentive stock option” within the meaning of Section 422 of the Code.
     (k) “Non-Employee Director” means a member of the Board who is not an Employee.

     (l) “Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.
     (m) “Option” means any option to purchase shares of Common Stock granted pursuant to the provisions of the Plan. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.
     (n) “Optionee” means an Employee or Non-Employee Director who has been granted an Option under the Plan.
     (o) “Outside Director” means a member of the Board who (a) meets the independence requirements of the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, (b) qualifies as an “outside director” under Section 162(m) of the Code, (c) qualifies as a “non-employee director” of the Company under Rule 16b-3 and (d) satisfies independence criteria under any other applicable laws or regulations relating to the issuance of shares of Common Stock to Optionees.
     (p) “Plan” means this Encore Wire Corporation 2010 Stock Option Plan.
     Section 3. Number of Shares. Options may be granted by the Company from time to time under the Plan to purchase an aggregate of 500,000 shares of the authorized Common Stock. Such number of shares may be granted as Incentive Stock Options, Non-Qualified Stock Options, or a combination thereof. If any Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to such expired or terminated Option shall be available for purposes of the Plan. The maximum number of shares of Common Stock for which options may be granted under the Plan to any one Employee or Non-Employee Director during a calendar year is 100,000.
     Section 4. Administration of the Plan.
     (a) The Plan shall be administered by the Committee. Each member of the Committee shall be appointed by the Board. The Board shall have the sole continuing authority to appoint members of the Committee, both in substitution for members previously appointed and to fill vacancies.
     (b) The Committee shall have full authority subject to the express provisions of the Plan to interpret the Plan, to provide, modify and rescind rules and regulations relating to it, to determine the terms and provisions of each Option and the form of each option agreement evidencing an Option granted under the Plan, including the authority to place restrictions on the shares of Common Stock to be purchased pursuant to an Option, and to make all other determinations and perform such actions as the Committee deems necessary or advisable to administer the Plan. In addition, the Committee shall have full authority, subject to the express provisions of the Plan, to determine the Employees and Non-Employee Directors to whom Options shall be granted, the time or date of grant of each such Option, the number of shares subject thereto, and the price at which such shares may be purchased. In making such determinations, the Committee may take into account the nature of the services rendered, the Employee’s or Non-Employee Director’s present and potential contributions to the success of the Company’s business and such other facts as the Committee in its discretion shall deem appropriate to carry out the purposes of the Plan.
     (c) Notwithstanding the authority hereby delegated to the Committee to grant Options to Employees and Non-Employee Directors under the Plan, the Board also shall have full authority, subject to the express provisions of the Plan, to grant options to Employees and Non-Employee Directors under the Plan, to interpret the Plan, to provide, modify and rescind rules and regulations relating to it, to determine the terms and provisions of Options granted to Employees and Non-Employee Directors under the Plan and the form of option agreements evidencing Options granted under the Plan and to make all other determinations and perform such actions as the Board deems necessary or advisable to administer the Plan; provided, however, that the Board shall not grant any Option to any officer (as defined in Rule 16b-3) of the Company or to any individual who is also a member of the Board or to any “covered employee” within the meaning of Section 162(m) of the Code, except upon, and strictly in accordance with, a recommendation of the Committee regarding the number of shares covered by, and the recipient, timing, exercise price and other terms of, such Option; and provided further that all Options granted to members of the Committee must be approved by the Board.
     (d) If the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended, and the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code for any reason, such noncompliance with such requirements shall not affect the validity of Option grants, interpretations or other actions of the Committee.
     Section 5. Grant of Options. At any time and from time to time during the duration of the Plan and subject to the express provisions thereof, Options may be granted by the Committee to any Employee or Non-Employee Director for such number of shares of Common Stock as the Committee in its discretion shall deem to be in the best interest of the Company and which will serve to further the purposes of the Plan. The Committee, in its discretion, may designate any Option so granted to an Employee as an Incentive Stock Option intended to qualify under Section 422 of the Code. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its Affiliates exceeds $100,000, such excess Incentive Stock Options shall be treated as options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, which of an Optionee’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination.
     Section 6. Option Price. The purchase price per share of Common Stock under each Option shall be determined by the Committee but in no event shall be less than 100% of the Fair Market Value per share of Common Stock at the time the Option is granted; provided, however, that the purchase price per share of Common Stock under any Incentive Stock Option granted to an Optionee who, at the time such Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of the Company’s parent corporation or subsidiary corporation (within the meaning of Section 424(e) and (f) of the Code, respectively) shall be at least 110% of the Fair Market Value per share of Common Stock at the date of grant. Upon exercise of an Option, the purchase price shall be paid in full in cash, or if to the extent provided for under the option agreement for such Option, in cash and or by delivery of shares of Common Stock already owned by the Optionee, held for at least six months free of any restriction, and having an aggregate Fair Market Value equal to the purchase price. If the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended, to the extent permissible under applicable law, payment of the exercise price of an Option may also be made, in the absolute discretion of the Committee, by delivery to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares with respect to which the Option is exercised and deliver the sale or margin loan proceeds directly to the Company to pay the exercise price and any required withholding taxes. The proceeds of such sale shall constitute general funds of the Company. Upon exercise of an Option, the Optionee will be required to pay to the Company the amount of any federal, state or local taxes required by law to be withheld in connection with such exercise.
     Section 7. Option Period and Terms of Exercise of Options. Except as otherwise provided for herein, each Option granted under the Plan shall be exercisable during such period commencing on or after the expiration of one year from the date of the grant of such Option as the Committee shall determine; provided that the otherwise unexpired portion of any Option shall expire and become null and void no later than upon the first to occur of:
     (i) the expiration of ten years from the date such Option was granted,
     (ii) the expiration of three months from the date of the termination of the Optionee’s employment or service with the Company or an Affiliate for any reason other than death or disability (within the meaning of Section 22(e)(3) of the Code), or
     (iii) the expiration of one year from the date of the termination of the Optionee’s employment with the Company or an Affiliate by reason of death or disability (within the meaning of Section 22(e)(3) of the Code).

Anything herein to the contrary notwithstanding the otherwise unexpired portion of any Option granted hereunder shall expire and become null and void immediately upon Optionee’s termination of employment or service with the Company or an Affiliate by reason of such Optionee’s fraud, dishonesty or performance of other acts detrimental to the Company or an Affiliate. Any Incentive Stock Option granted to an Optionee who, at the time such Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of the Company’s parent corporation or subsidiary corporation (within the meaning of Section 424(e) and (f) of the Code, respectively) shall not be exercisable after the expiration of five years from the date of its grant. Under the provisions of any option agreement evidencing an Option, the Committee may limit the number of shares purchasable thereunder in any period or periods of time during which the Option is exercisable and may impose such other terms and conditions upon the exercise of an Option as are not inconsistent with the terms of this Plan; provided, however, that the Committee, in its discretion, may accelerate the exercise date of any Option to any date following the date of grant.
     Section 8. Nontransferability of Options. An Option granted under the Plan shall be transferable by the Optionee only by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee.
     Section 9. Termination of Employment or Service. Transfers of employment between the Company and any of its Affiliates shall not be considered to be a termination of employment for the purposes of this Plan. Nothing in the Plan or in any option agreement evidencing an Option granted under the Plan shall confer upon any Optionee any right to continue in the employ or service of the Company or any Affiliate or in any way interfere with the right of the Company or any Affiliate to terminate the employment or service of the Optionee at any time, with or without cause.
     Section 10. Adjustments Upon Changes in Common Stock. In the event the Company shall effect a split of the Common Stock or dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which Options may be granted under the Plan and the maximum number of shares as to which an Option or Options may be granted to any one Optionee during a calendar year shall be decreased or increased proportionately. In the event that before delivery by the Company of all of the shares of Common Stock in respect of which any Option has been granted under the Plan, the Company shall have effected such a split, dividend or combination, the shares still subject to such Option shall be increased or decreased proportionately and the purchase price per share shall be decreased or increased proportionately so that the aggregate purchase price for all of the then optioned shares shall remain the same as immediately prior to such split, dividend or combination.
     In the event of a reclassification of Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization (including a merger, consolidation, spinoff or sale of assets) of the Company or an Affiliate, the Committee shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of Options theretofore granted under the Plan. The provisions of this Section shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.
     Section 11. Amendment and Termination of the Plan. Subject to the right of the Board to terminate the Plan prior thereto, the Plan shall terminate at the expiration of ten years from the Effective Date. No Options may be granted after termination of the Plan. The Board may alter or amend the Plan but may not without the approval of the stockholders of the Company make any alteration or amendment thereof which operates (i) to abolish the Committee, change the qualifications of its members or withdraw the administration of the Plan from its supervision, (ii) to increase the total number of shares of Common Stock for which options may be granted under the Plan (other than as provided in Section 10 hereof), (iii) to increase the maximum number of shares of Common Stock for which Options may be granted under the Plan (other than as provided in Section 10 hereof) to any one Employee or Non-Employee Director during a calendar year, (iv) to increase the maximum number of shares of Common Stock for which Incentive Stock Options may be granted under the Plan (other than as provided in Section 10 hereof) to any one Employee during a calendar year, (v) to extend the term of the Plan or the maximum exercise period provided in Section 7(i) hereof, (vi) to decrease the minimum purchase price provided in Section 6 hereof (other than as provided in Section 10 hereof), or (vii) to materially modify the requirements as to eligibility for participation in the Plan.

     No termination or amendment of the Plan shall adversely affect the rights of an Optionee under an Option, except with the consent of such Optionee.
     Section 12. Requirements of Law. The granting of Options and the issuance of Common Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regulations and to such approval by governmental agencies as may be required.
     Section 13. Effective Date of the Plan. The Plan shall become effective as of the Effective Date; provided, however, that if the Plan is not duly approved by the unanimous written consent of the holders of the shares of Common Stock in accordance with applicable law within twelve months after the Effective Date, the Plan shall terminate and any Option granted hereunder shall be null and void.
     Section 14. Gender. Words of any gender used in the Plan shall be construed to include any other gender, unless the context requires otherwise.
     IN WITNESS WHEREOF, this Plan has been executed as of this                      day of                     , 2010.

ENCORE WIRE CORPORATION
By:
Name:
Title:

ANNUAL MEETING OF STOCKHOLDERS OF
ENCORE WIRE CORPORATION
May 4, 2010
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL
The notice of meeting, proxy statement and form of proxy
are available at: http://www.proxydocs.com/WIRE
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â   Please detach along perforated line and mail in the envelope provided.    â
■

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
							FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS:					2.	PROPOSAL TO APPROVE THE ENCORE WIRE CORPORATION 2010 STOCK OPTION PLAN	☐	☐	☐

☐	FOR ALL NOMINEES	¡ ¡	NOMINEES: Donald E. Courtney Thomas L. Cunningham		3.	PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2010.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Daniel L. Jones William R. Thomas III
☐	FOR ALL EXCEPT (See instructions below)	¡ ¡	Scott D. Weaver John H. Wilson		4.
The above-named attorney and proxy (or his substitute) is authorized to vote in his discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed hereby by the undersigned stockholder. If no direction is made, this proxy will be voted FOR management’s nominees for election as directors and FOR each of the other proposals set forth above.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ENCORE WIRE CORPORATION
THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS
     The undersigned hereby appoints DANIEL L. JONES and FRANK J. BILBAN, and each of them, as the undersigned’s attorneys and proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as directed on the reverse side, all the shares of common stock of ENCORE WIRE CORPORATION (the “Company”) held of record by the undersigned on March 15, 2010, at the annual meeting of stockholders to be held on May 4, 2010 or any adjournment or postponement thereof. This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws.
(Continued and to be signed on the reverse side)